Texas South Energy, Inc. 10-Q

EXHIBIT 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

UNDER SECTION 906 OF THE

SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

In connection with this quarterly report on Form 10-Q of Texas South Energy, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James M. Askew, Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2016

/s/ JAMES M. ASKEW

James M. Askew

Principal Executive Officer and Principal Financial Officer